As filed with the Securities and Exchange Commission on February 3, 2006
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HealthSpring, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6324	20-1821898
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
44 Vantage Way, Suite 300
Nashville, TN 37228
(615) 291-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin M. McNamara
Executive Vice President and Chief Financial Officer
HealthSpring, Inc.
44 Vantage Way, Suite 300
Nashville, TN 37228
(615) 291-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Howard H. Lamar III, Esq. J. James Jenkins, Jr., Esq. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, TN 37238 (615) 742-6200	J. Gentry Barden, Esq. Senior Vice President and Corporate General Counsel HealthSpring, Inc. 44 Vantage Way, Suite 300 Nashville, TN 37228 (615) 291-7000	Paul T. Schnell, Esq. Richard B. Aftanas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, NY 10036 (212) 735-3000

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☑ 333-128929
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered	Aggregate Offering Price	Registration Fee

Common stock, par value $.01 per share	$69,690,000	$7,457

    This Registration statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE
       This Registration Statement is being filed by HealthSpring, Inc. (the “Company”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-128929), initially filed with the Securities and Exchange Commission (the “Commission”) on October 11, 2005 and declared effective by the Commission on February 2, 2006, are incorporated by reference into this Registration Statement in their entirety (including exhibits thereto) and are deemed to be a part of this Registration Statement.

SIGNATURES
       Pursuant to the requirements of the Securities Act of 1933, as amended, HealthSpring, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on the 3rd day of February, 2006.

HEALTHSPRING, INC.

By:	/s/ J. Gentry Barden

J. Gentry Barden
Senior Vice President,
Corporate General Counsel
and Secretary
       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Herbert A. Fritch	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	February 3, 2006

* Kevin M. McNamara	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	February 3, 2006

* Martin S. Rash	Director	February 3, 2006

* Joseph P. Nolan	Director	February 3, 2006

* Daniel L. Timm	Director	February 3, 2006

*/s/ J. Gentry Barden J. Gentry Barden Attorney-in-fact		February 3, 2006

II-6

EXHIBIT INDEX

Number	Description

5.1	Opinion of Bass, Berry & Sims PLC
23.1	Consent of KPMG LLP
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
24.1	Power of attorney (included on signature page of the Registration Statement of the Company on Form S-1 (File No. 333-128929) filed with the Commission on October 11, 2005, and the signature page to Amendment No. 1 to the Registration Statement of the Company on Form S-1 (File No. 333-128929) filed with the Commission on December 9, 2005, and incorporated by reference herein)